Exhibit 10.1

THIRD INCREMENTAL FACILITY AMENDMENT AND THIRD AMENDMENT

dated as of December 30, 2020
to the

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of June 28, 2017 among
MALIBU BOATS, LLC,
as the Borrower

MALIBU BOATS HOLDINGS, LLC,
as the Parent and a Guarantor

THE SUBSIDIARIES OF THE BORROWER IDENTIFIED HEREIN,
as the other Guarantors

THE LENDERS FROM TIME TO TIME PARTY HERETO,
JPMORGAN CHASE BANK, N.A.
as Syndication Agent

FIRST HORIZON BANK
and
REGIONS BANK,
as Co-Documentation Agents
and

TRUIST BANK (successor by merger to SunTrust Bank), as Administrative Agent, Swingline Lender and Issuing Bank

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TRUIST SECURITIES, INC. (f/k/a SunTrust Robinson Humphrey, Inc.)
and
JPMORGAN CHASE BANK, N.A.,
as Joint Lead Arrangers and Joint Bookrunners

THIRD INCREMENTAL FACILITY AMENDMENT AND THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS THIRD INCREMENTAL FACILITY AMENDMENT AND THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of December 30, 2020 to the Credit Agreement referenced below is by and among Malibu Boats, LLC, a Delaware limited liability company (the “Borrower”), Malibu Boats Holdings, LLC, a Delaware limited liability company (the “Parent”), the Guarantors identified on the signature pages hereto, the Incremental Revolving Lenders (defined below) and Truist Bank, successor by merger to SunTrust Bank, in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H

WHEREAS, a revolving credit facility and term loan facility have been extended to the Borrower pursuant to the Second Amended and Restated Credit Agreement (as further amended, modified, supplemented, increased and extended from time to time, the “Credit Agreement”) dated as of June 28, 2017 among the Borrower, the Parent, the Guarantors identified therein, the Lenders identified therein and the Administrative Agent;

WHEREAS, subject to the terms and conditions of the Credit Agreement, and pursuant to Section
2.23 of the Credit Agreement, the Borrower has requested that (a) the financial institutions identified on the signature pages hereto as “Incremental Revolving Lenders” (collectively, the “Incremental Revolving Lenders”) provide a portion of an increase to the Aggregate Revolving Commitments in an aggregate principal amount of $50,000,000 as set forth on Schedule I attached hereto (the “Incremental Revolving Commitments”), (b) the financial institutions identified on the signature pages hereto as “Incremental Term Loan Lenders” (collectively, the “Incremental Term Loan Lenders”) provide a new term loan to the Borrower in an aggregate principal amount of $25,000,000 as set forth on Schedule II attached hereto (the “Incremental Term Loan Commitments”), and (c) the Credit Agreement be otherwise amended in the manner provided for herein; and

WHEREAS, each Incremental Revolving Lender has agreed to provide an Incremental Revolving Commitment, each Incremental Term Loan Lender has agreed to provide an Incremental Term Loan Commitment and the Lenders have agreed to amend the Credit Agreement, in each case, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement as amended by this Amendment.

2.Increase of Aggregate Revolving Commitments.

(e)Each Incremental Revolving Lender severally agrees to make its portion of the increase in the Aggregate Revolving Commitments available to the Borrower in an amount equal to its Incremental Revolving Commitment. The Incremental Revolving Commitments of the Incremental Revolving Lenders shall be as set forth on part (a) of Schedule I attached hereto. The existing Schedule I to the Credit Agreement shall be deemed to be amended to include the information set forth on Schedule I attached hereto. Subject to the satisfaction of the conditions set forth in Section 5 hereof, the Aggregate Revolving Commitments shall be $170,000,000 after giving effect to this Amendment.

1.aSubject to the terms and express conditions set forth herein, each Incremental Revolving Lender severally agrees to make its Incremental Revolving Commitment available to the Borrower in Dollars commencing on the Third Incremental Amendment Effective Date.

1.bThe proceeds of the initial Borrowing pursuant to the Incremental Revolving Commitments shall be used by the Borrower for the purposes set forth in Section 5.10 of the Credit Agreement.

1.cThe Applicable Margin with respect to the Incremental Revolving Commitments shall be as set forth in the Credit Agreement.

1.dThe Commitment Fee with respect to the Incremental Revolving Commitments shall be as set forth in the Credit Agreement.

1.eThe Maturity Date with respect to the Incremental Revolving Commitments established pursuant to this Agreement shall be as set forth in the Credit Agreement.

3.Incremental Term Loans.

1.aEach Lender identified on the signature pages hereto as an Incremental Term Loan Lender (each an “Incremental Term Loan Lender”) severally agrees to make its portion of a single Incremental Term Loan denominated in Dollars to the Borrower (such Incremental Term Loan, the “Incremental Term Loan”), on the Third Incremental Amendment Effective Date, in a principal amount equal to its respective Incremental Term Loan Commitment set forth opposite its name on part (b) of Schedule I attached hereto under the heading “Incremental Term Loan Commitment”. The existing Schedule I to the Credit Agreement shall be deemed to be amended to include the information set forth on Schedule I attached hereto. The Incremental Term Loan Commitments of each of the Incremental Term Loan Lenders in respect of the Incremental Term Loan and the Pro Rata Share of the Incremental Term Loan for each of the Incremental Term Loan Lenders, in each case shall be as set forth on Schedule I attached hereto. Amounts repaid or prepaid on the Incremental Term Loan may not be re-borrowed. The Incremental Term Loan may be, from time to time, a Base Rate Loan or Eurodollar Loan or a combination thereof.

1.bThe Applicable Margin with respect to the Incremental Term Loan provided hereby shall be, as of any date, with respect to all interest on Incremental Term Loans outstanding on any date, a percentage per annum determined by reference to the applicable Consolidated Leverage Ratio in effect on such date as set forth in the table below; provided that, from the Third Amendment Effective Date until the date the Compliance Certificate for the fiscal quarter ending December 31, 2020 is delivered, Level II shall apply.

	Consolidated Leverage Ratio	Eurodollar Loans	Base Rate Loans
I	<1.00:1.00	1.25%	0.25%
II	≥ 1.00:1.00 but < 1.75:1.00	1.50%	0.50%
III	≥ 1.75:1.00 but ˂ 2.50:1.00	1.75%	0.75%
IV	≥ 2.50:1.00 but ˂ 3.00:1.00	2.00%	1.00%
V	≥ 3.00:1.00	2.25%	1.25%

A change in the Applicable Margin resulting from a change in the Consolidated Leverage Ratio shall be effective on the second Business Day after which the Borrower delivers each of the financial statements required by Section 5.1(a) or (b) of the Credit Agreement, as applicable, and the Compliance Certificate required by Section 5.1(c) of the Credit Agreement; provided further, that if at any time the Borrower shall have failed to deliver such financial statements and such Compliance Certificate when so required, the Applicable Margin shall be at Level V as set forth in the table above until the second Business Day after which such financial statements and Compliance Certificate are delivered, at which time the Applicable Margin shall be determined as provided above. In the event that any financial statement or Compliance Certificate delivered hereunder is shown to be inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin based upon the pricing grid set forth in the table below (the “Accurate Applicable Margin”) for any period that such financial statement or Compliance Certificate covered, then (i) the Borrower shall immediately deliver to the Administrative Agent a correct financial statement or Compliance Certificate, as the case may be, for such period, (ii) the Applicable Margin shall be adjusted such that after giving effect to the corrected financial statements or Compliance Certificate, as the case may be, the Applicable Margin shall be reset to the Accurate Applicable Margin based upon the pricing grid set forth in the table above for such period and (iii) the Borrower shall immediately pay to the Administrative Agent, for the account of the Lenders, the accrued additional interest owing as a result of such Accurate Applicable Margin for such period. The provisions of this definition shall not limit the rights of the Administrative Agent and the Lenders with respect to Section 2.13(c) or Article VIII of the Credit Agreement.

1.cThe Maturity Date with respect to the Incremental Term Loan established hereby shall be the earlier of (i) July 1, 2024 or (ii) the date on which the principal amount of all outstanding Incremental Term Loans have been declared or automatically have become due and payable pursuant to Section 8.1 of the Credit Agreement (whether by acceleration or otherwise).

1.dInterest on all outstanding Incremental Term Loans which are Base Rate Loans shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Maturity Date. Interest on all outstanding Incremental Term Loans which are Eurodollar Loans shall be payable on the last day of each Interest Period applicable thereto, and, in the case of any Eurodollar Loans having an Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period, and on the Maturity Date. The Borrower unconditionally promises to pay to the Administrative Agent for the account of each Incremental Term Loan Lender the then unpaid principal amount of the Incremental Term Loan of such Incremental Term Loan Lender in installments payable on the dates set forth below, with each such installment being in the aggregate principal amount for all Incremental Term Loan Lenders set forth opposite such date below (and on such other date(s) and in such other amounts as may be required from time to time pursuant to this Agreement), as such amounts shall be reduced from time to time by optional prepayments pursuant to Section 2.11 and mandatory prepayments pursuant to Section 2.12 of the Credit Agreement:

Installment Date	Aggregate Principal Amount
March 31, 2021	$312,500
June 30, 2021	$312,500
September 30, 2021	$312,500
December 31, 2021	$312,500
March 31, 2022	$312,500
June 30, 2022	$312,500
September 30, 2022	$312,500
December 31, 2022	$312,500
March 31, 2023	$468,750
June 30, 2023	$468,750
September 30, 2023	$468,750
March 31, 2024	$468,750
June 30, 2024	$468,750
Maturity Date	Remaining outstanding principal amount of Incremental Term Loan provided, that, to the extent not previously paid, the aggregate unpaid principal balance of the Incremental Term Loan shall be due and payable on the Maturity Date.

Prepayments of the Incremental Term Loan may be made, in whole or in part, without premium or penalty, subject to reimbursement of the Incremental Term Loan Lenders’ breakage and redeployment costs as more fully set forth in the Credit Agreement. Optional prepayments of the Incremental Term Loan shall be applied to principal installments in the order determined by the Borrower in its sole discretion and mandatory prepayments of the Incremental Term Loans shall be applied in accordance with Section 2.12(e) of the Credit Agreement. This Section 3(d) shall be subject to Section 2.19 of the Credit Agreement.

1.eThe Borrowers shall pay interest on the Incremental Term Loan consistent with clause (d) above and the terms and conditions of Section 2.13(c) of the Credit Agreement.

1.fThe proceeds of the Incremental Term Loan shall be used for any combination of the following: (i) to finance a portion of the purchase price for the Project Tarpon Acquisition, (ii) to refinance outstanding indebtedness in connection with the Project Tarpon Acquisition, (iii) to pay costs, fees and expenses related to the foregoing and (iv) for general corporate purposes.

4.Amendments to Credit Agreement. Subject to the occurrence of the conditions set forth in Section 5 below:

1.aSection 1.1 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the Screen Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the Screen Rate with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Screen Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Screen Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent (in consultation with the Borrower) decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent (in consultation with the Borrower) decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the Screen Rate:

(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Screen Rate permanently or indefinitely ceases to provide the Screen Rate; or
(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the Screen Rate:

(a)a public statement or publication of information by or on behalf of the administrator of the Screen Rate announcing that such administrator has ceased or will cease to provide the Screen Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Screen Rate;

(b)a public statement or publication of information by the regulatory supervisor for the administrator of the Screen Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Screen Rate, a resolution authority with jurisdiction over the administrator for the Screen Rate, or a court or an entity with similar insolvency or resolution authority over the administrator for the Screen Rate, which states that the administrator of the Screen Rate has ceased or will cease to provide the Screen Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Screen Rate; or
(c)a public statement or publication of information by the regulatory supervisor for the administrator of the Screen Rate announcing that the Screen Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Screen Rate and solely to the extent that the Screen Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the Screen Rate for all purposes hereunder in accordance with Section 2.16(b)-(e) and (y) ending at the time that a Benchmark Replacement has replaced the Screen Rate for all purposes hereunder pursuant to Section 2.16(b)-(e).

“Early Opt-in Election” means the occurrence of:

(a)(i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.16(b)-(e) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the Screen Rate, and
(b)(i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent and the Borrower.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“PPP Escrow Amount” means up to $4,397,525.

“PPP Loan” means SBA Loan #40973571-07 issued by CenterState Bank, National Association (the “PPP Lender”) to the Company in the principal amount of $4,397,525.

“Project Tarpon Acquisition” means the Acquisition by MBG Holdco, Inc., a Delaware corporation and wholly-owned subsidiary of the Borrower, on or about the Third Incremental Amendment Effective Date of one hundred percent (100%) of the Equity Interests of the Project Tarpon Target.

“Project Tarpon Target” means Maverick Boat Group, Inc., a Florida corporation.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Third Incremental Amendment Effective Date” means the date on which the conditions set forth in Section 5 of the Third Incremental Facility Amendment and Third Amendment have been met.

“Third Incremental Facility Amendment and Third Amendment” shall mean that certain Third Incremental Facility Amendment and Third Amendment to Second Amended and Restated Credit Agreement among the Borrower, the Parent, the other Guarantors party thereto, the Lenders from time to time party thereto and the Administrative Agent.

“Truist Bank” shall mean Truist Bank (successor by merger to SunTrust Bank) and its successors.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

(b)In Section 1.1 of the Credit Agreement, the definition of “Adjusted LIBO Rate” is hereby     amended to read as follows:

“Adjusted LIBO Rate” shall mean, with respect to each Interest Period for a Eurodollar Loan, (i) the rate per annum equal to the London interbank offered rate for deposits in U.S. Dollars appearing on Reuters screen page LIBOR 01 (or on any successor or substitute page of such service or any successor to such service, or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 A.M. (London time)

two (2) Business Days prior to the first day of such Interest Period, with a maturity comparable to such Interest Period (provided that if such rate is less than zero, such rate shall be deemed to be zero), divided by (ii) a percentage equal to 1.00 minus the then stated maximum rate of all reserve requirements (including any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets that may be available from time to time) expressed as a decimal (rounded upward to the next 1/100th of 1%) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); provided that if the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the interest rate per annum, as determined by the Administrative Agent, to be the arithmetic average of the rates per annum at which deposits in U. S. Dollars in an amount equal to the amount of such Eurodollar Loan are offered by major banks in the London interbank market to the Administrative Agent at approximately 11:00 A.M. (London time), two (2) Business Days prior to the first day of such Interest Period. For purposes of this Agreement, the Adjusted LIBO Rate will not be less than zero percent (0%).

(c)In Section 1.1 of the Credit Agreement, the definition of “Administrative Agent” is hereby amended to read as follows:

“Administrative Agent” shall mean Truist Bank (successor by merger to SunTrust Bank) in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

(d)In Section 1.1 of the Credit Agreement, the definition of “Aggregate Revolving Commitments” is hereby amended to read as follows:

“Aggregate Revolving Commitments” shall mean the Revolving Commitments of all the Lenders at any time outstanding. As of the Third Incremental Amendment Effective Date, the aggregate amount of the Aggregate Revolving Commitments is $170,000,000.

(e)In the definition of “Applicable Margin” in Section 1.1 of the Credit Agreement, the reference to “the Term Loans” is hereby replaced with a reference to “the Term Loan A and Delayed Draw Term Loan”.

(f)In Section 1.1 of the Credit Agreement, the definition of “Arrangers” is hereby amended to replace the reference to “SunTrust Robinson Humphrey, Inc.” with “Truist Securities, Inc. (f/k/a SunTrust Robinson Humphrey, Inc.)”.

(g)In Section 1.1 of the Credit Agreement, the definition of “Bank Product Provider” is hereby amended to replace the reference to “SunTrust Bank” with “Truist Bank (successor by merger to SunTrust Bank)”.

(h)In Section 1.1 of the Credit Agreement, the definition of “Business Day” is hereby amended to replace “Atlanta, Georgia” with “Charlotte, North Carolina”.

(i)In Section 1.1 of the Credit Agreement, the definition of “Consolidated Total Debt” is hereby amended to read as follows:

“Consolidated Total Debt” shall mean, as of any date, all Indebtedness of the Parent and its Subsidiaries measured on a consolidated basis as of such date, but excluding (i) Indebtedness of the type described in subsection (vi) of the definition thereof, except to the extent of any unreimbursed drawings thereunder, (ii) Indebtedness of the type described in subsection (xi) of the definition thereof and (iii) Indebtedness arising in connection with the PPP Loan in an aggregate amount not to exceed the PPP Escrow Amount.

(j)In Section 1.1 of the Credit Agreement, the definition of “ERISA Event” is hereby amended to add “under subsection 22, 23, 25, 27 or 28 of PBGC Regulation Section 4043” after the phrase “(i) any “reportable event” as defined in Section 4043 of ERISA with respect to a Plan (other than an event as to which the PBGC has waived”.

(k)In Section 1.1 of the Credit Agreement, the definition of “Federal Funds Rate” is hereby amended to read as follows:

“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or, if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent. For purposes of this Agreement the Federal Funds Rate shall not be less than zero percent (0%).

(l)In Section 1.1 of the Credit Agreement, the definition of “Issuing Bank” is hereby amended to replace “SunTrust Bank” with “Truist Bank (successor by merger to SunTrust Bank)”.

(m)In Section 1.1 of the Credit Agreement, the definition of “Lender-Related Hedge Provider” is hereby amended to replace “SunTrust Bank” with “Truist Bank (successor by merger to SunTrust Bank)”.

(n)The definition of “LIBOR” in Section 1.1 of the Credit Agreement is hereby deleted.

(o)In Section 1.1 of the Credit Agreement, the definition of “Plan” is hereby amended to read as follows:

“Plan” shall mean any “employee benefit plan” as defined in Section 3 of ERISA (other than a Multiemployer Plan) maintained or contributed to by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate has or may have an obligation to contribute, and each such plan that is subject to Title IV of ERISA for the five-year period immediately following the latest date on which the Borrower or any ERISA Affiliate maintained, contributed to or had an obligation to contribute to (or is deemed under Section 4069 of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan.

(p)In Section 1.1 of the Credit Agreement, in the definition of “Real Estate Documents”, the reference to “$10,000,000” in clause (I) is hereby replaced with a reference to “$20,000,000”.

(q)In Section 1.1 of the Credit Agreement, the definition of “S&P” is hereby amended to read as follows:

“S&P” shall mean Standard & Poor’s, a Standard & Poor’s Financial Services LLC business.
(r)In Section 1.1 of the Credit Agreement, the definition of “Screen Rate” is hereby amended to read as follows:

“Screen Rate” shall mean the rate specified in clause (i) of the definition of Adjusted LIBO Rate.

(s)The definition of “SunTrust Bank” in Section 1.1 of the Credit Agreement is hereby deleted.

(t)In Section 1.1 of the Credit Agreement, the definition of “Swingline Lender” is hereby amended to replace “SunTrust Bank” with “Truist Bank (successor by merger to SunTrust Bank)”.
(u)In Section 1.1 of the Credit Agreement, the definition of “Term Loans” is hereby amended to add a reference to “Incremental Term Loans” immediately after the reference to “the Term Loan A”.
(v)In Section 1.1 of the Credit Agreement, the definition of “Write-Down and Conversion Powers” is hereby amended to read as follows:

“Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
(w)In Section 1.3 of the Credit Agreement, clause (b) is hereby amended to read as follows:

(b) Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification Section 825-10 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of any Loan Party or any Subsidiary of any Loan Party at “fair value”, as defined therein and (ii) for all purposes of this Agreement and the other Loan Documents, including negative covenants, financial covenants and component definitions, GAAP will be deemed to treat operating leases and capitalized leases in a manner consistent with the treatment under GAAP as in effect prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of Accounting Standards Update No. 2016-02.
(x)Clause (d) of Section 1.3 of the Credit Agreement is hereby deleted.
(y)In Section 1.4 of the Credit Agreement, subclauses (v) and (vi) are hereby amended to read as follows:
(v) all references to a specific time shall be construed to refer to the time in the city and state of the Administrative Agent’s principal office, unless otherwise indicated and (vi) any definition of or reference to any law shall include all statutory and regulatory provisions consolidating, amending, or interpreting any such law and any reference to or definition of any law or regulation, unless otherwise specified, shall refer to such law or regulation as amended, modified or supplemented from time to time.
(z)New Sections 1.8 and 1.9 of the Credit Agreement are hereby added to read as follows:

Section 1.8. LIBOR. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Adjusted LIBO Rate”.

Section 1.9. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its equity interests at such time.

(aa)    In clause (e) of Section 2.12 of the Credit Agreement, subclause “fourth” is hereby amended to read as follows:

fourth, on a pro rata basis to the principal balance of the Term Loan A, Incremental Term Loans and Delayed Draw Term Loan, until the same shall have been paid in full, pro rata to the Lenders based on their Pro Rata Shares of such Term Loans, and applied, in the case of a prepayment under Section 2.12(a), first to the next four scheduled installments of principal (in forward order of maturity) and then pro rata to the remaining principal installments of such Term Loans, and in the case of Sections 2.12(b) and (c), pro rata to the principal installments of such Term Loans,

(bb)    Section 2.16 of the Credit Agreement is hereby deleted in its entirety and amended to read as follows:

Section 2.16. Inability to Determine Interest Rates.

(a)If prior to the commencement of any Interest Period for any Eurodollar Borrowing,

(i)the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower absent manifest error) that, by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining the Adjusted LIBO Rate (including, without limitation, because the Screen Rate is not available or published on a current basis) for such Interest Period, provided that no Benchmark Transition Event or Early Opt-In Election shall have occurred at such time or for such Interest Period, or
(ii)the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender, as the case may be) of making, funding or maintaining their (or its, as the case may be) Eurodollar Loans for such Interest Period, then the Administrative Agent shall give written notice (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter. Until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations of the Lenders to make Eurodollar Revolving Loans or to continue or convert outstanding Loans as or into Eurodollar Loans shall be suspended and (ii) all such affected Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto unless the Borrower prepays such Loans in accordance with this Agreement. Unless the Borrower notifies the Administrative Agent at least one (1) Business Day before the date of any Eurodollar Borrowing for which a Notice of Revolving Borrowing or Notice of Conversion/Continuation has previously been given that it elects not to borrow, continue or convert to a Eurodollar Borrowing on such date, then such Revolving Borrowing shall be made as, continued as or converted into a Base Rate Borrowing.

(b)Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the Screen Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark

Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders of each Class. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders of each Class have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the Screen Rate with a Benchmark Replacement pursuant to these provisions will occur prior to the applicable Benchmark Transition Start Date.

(c)In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(d)The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.16(b)-(e), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.16(b)-(e).
(e)Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Borrowing of, conversion to or continuation of Eurodollar Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of Base Rate based upon the Adjusted LIBO Rate will not be used in any determination of Base Rate.

(cc)    A new clause (i) is added to Section 2.20 of the Credit Agreement and will hereby read as follows:

(i)Survival. Each party’s obligations under this Section 2.20 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(dd)    A new clause (k) is added to Section 2.22 of the Credit Agreement and will hereby read as follows:

(k) The Issuing Bank may resign as the “Issuing Bank” hereunder upon 30 days’ prior written notice to the Administrative Agent, the Lenders and the Borrower; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the Issuing Bank shall have identified a successor Issuing Bank reasonably acceptable to the Borrower willing to accept its appointment as successor Issuing Bank, and the effectiveness of such resignation shall be conditioned upon such successor assuming the rights and duties of the resigning Issuing Bank. In the event of any such resignation as Issuing Bank, the Borrower shall be entitled to appoint from among the Lenders a successor Issuing Bank hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of the resigning Issuing Bank except as expressly provided above. The Borrower may terminate the appointment of the Issuing Bank by providing a written notice thereof to the Issuing Bank, with a copy to the Administrative Agent. Any such termination shall become effective upon the earlier of (i) the Issuing Bank acknowledging receipt of such notice and (ii) the third Business Day following the date of the delivery thereof; provided that no such termination shall become effective until and unless the LC Exposure attributable to Letters of Credit issued by the Issuing Bank (or its Affiliates) shall have been reduced to zero. At the time any such resignation or termination shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the resigning or terminated Issuing Bank pursuant to Section 2.14(c). Notwithstanding the effectiveness of any such resignation or termination, the resigning or terminated Issuing Bank shall remain a party hereto and shall continue to have all the rights of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or termination, but shall not be required to issue any additional Letters of Credit.

(ee)    Clause (d) of Section 5.2 of the Credit Agreement is hereby amended in its entirety to read as follows:

(d) promptly and in any event within fifteen (15) days after (i) the Borrower or any of the Loan Parties or an ERISA Affiliate knows or has reason to know that any ERISA Event has occurred that could reasonably be expected to result in liability to the Borrower or any of the Loan Parties in excess of $5,000,000, a certificate of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC or the IRS pertaining to any ERISA Event and any notices received by the Borrower, such Loan Party or such ERISA Affiliate from the PBGC or any other governmental agency with respect thereto and (ii) becoming aware (1) that that there has been an increase in Unfunded Pension Liabilities in excess of $5,000,000 (not taking into account Plans with negative Unfunded Pension Liabilities) since the date the representations hereunder are given or deemed given, or from any prior notice, as applicable, (2) of the existence of any Withdrawal Liability in excess of $5,000,000, (3) of the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Borrower, any of the Loan Parties or any ERISA Affiliate, or (4) of the adoption of any amendment to a Plan subject to Section 412 of the Code which results in a material increase in contribution obligations of the Borrower, any of the Loan Parties or any ERISA Affiliate, a detailed written description thereof from the chief financial officer of the Borrower.

(ff) Section 5.2 of the Credit Agreement is hereby amended by (i) deleting “and” from the end of clause (f) and adding “and” to the end of clause (g) and (ii) adding a new clause (h) immediately following clause (g) to read as follows:

(h) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

(gg) The following is hereby added to the end of Section 5.5 of the Credit Agreement:

The Borrower will maintain in effect and enforce policies and procedures designed to promote and achieve compliance by the Borrower, each of the Loan Parties, and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and applicable Sanctions.

(hh) In Section 5.13(b) of the Credit Agreement, the reference to “$10,000,000” is hereby replaced with a reference to “$20,000,000”.

(ii) In Section 5.14(a) of the Credit Agreement, the reference to “$10,000,000” is hereby replaced with a reference to “$20,000,000”.

(jj) In Section 5.14(b) of the Credit Agreement the reference to “$5,000,000” is hereby replaced with a reference to “$10,00,000”.

(kk) In Section 7.1(r) of the Credit Agreement, the reference to “$6,000,000” is hereby replaced with a reference to “$9,000,000”.

(ll) Section 7.1 of the Credit Agreement is hereby amended to (i) delete the “and” at the end of clause (s), (ii) re-number the existing clause (t) as a new clause “(u)” and (iii) replace the existing clause (t) in its entirety to read as follows:

(t)Indebtedness arising in connection with the PPP Loan in an aggregate amount not to exceed the PPP Escrow Amount; and

(mm) In Section 7.2(u) of the Credit Agreement, the reference to “$7,500,000” is hereby replaced with a reference to “$10,000,000”.

(nn) Section 7.2 of the Credit Agreement is hereby amended to (i) delete the “and” at the end of clause (t), (ii) re-number existing clause (u) as a new clause “(v)” and (iii) replace the existing clause (u) in its entirety to read as follows:

(u)    Liens securing Indebtedness permitted under Section 7.1(t); and

(oo) In Section 7.5(d) of the Credit Agreement, the reference to “$2,000,000” is hereby replaced with a reference to “$3,000,000”.

(pp) In Section 7.6(n) of the Credit Agreement, the reference to “$10,000,000” is hereby replaced with a reference to “$15,000,000”.

(qq) Section 9.1 of the Credit Agreement is hereby amended to replace “SunTrust Bank” with “Truist Bank (successor by merger to SunTrust Bank)”.

(rr) A new clause (c) is hereby added to Section 9.1 of the Credit Agreement and hereby will read as follows:

(c) It is understood and agreed that the use of the term “agent” herein or in any other Loan Document (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.

(ss) The following is hereby added to the end of Section 9.7(a) of the Credit Agreement:

Any resignation by the Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Bank and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder: (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank and Swingline Lender; (ii) the retiring Issuing Bank and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents; and (iii) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

(tt) Each reference to “SunTrust Bank” in Section 11.1 of the Credit Agreement is hereby replaced with “Truist Bank”.

(uu) Each reference to “SunTrust Bank” on the cover page, in the introductory paragraph and in the recitals of the Credit Agreement is hereby replaced with “Truist Bank (successor by merger to SunTrust Bank)”.

(vv)    A new clause (c) is hereby added to Section 11.1 of the Credit Agreement and will read as follows:

(c) Loan Documents may be transmitted and/or signed by facsimile or other electronic communication. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders.

(ww)    Section 11.2 of the Credit Agreement is hereby amended by adding the following phrase to the beginning of clause (b):

Except as provided in Section 2.16 with respect to the implementation of a Benchmark Replacement Rate or Benchmark Conforming Changes (as set forth therein),

(xx)    Section 11.16 of the Credit Agreement is hereby amended by adding the following proviso at the end of such section:

provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

(yy)    Section 11.17 of the Credit Agreement is hereby amended in its entirety to read as follows:

Section 11.17. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write- down and conversion powers of an applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any applicable Resolution Authority.

(zz)    A new Section 11.18 is added to the Credit Agreement and will read as follows:

Section 11.18 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)As used in this Section 11.18, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

i.a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b);

ii.a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or

iii.a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

(aaa) The references to “SunTrust Robinson Humphrey, Inc.” on the cover page and in the definition of “Arrangers” are hereby replaced with references to “Truist Securities, Inc. (f/k/a SunTrust Robinson Humphrey, Inc.)”.

5.Conditions Precedent to Effectiveness of Amendment. This Amendment shall become effective as of the date hereof (the “Third Incremental Amendment Effective Date”) upon satisfaction (or waiver by each Lender, each Incremental Revolving Lender and each Incremental Term Loan Lender) of each of the following conditions precedent:

(a)Amendment. Receipt by the Administrative Agent of counterparts of this Amendment executed by the Borrower, the Parent, the Guarantors, the Required    Lenders, each Incremental Revolving Lender, each Incremental Term Loan Lender and the Administrative Agent.
(b)Organizational Documents; Resolutions and Certificates. Receipt by the Administrative Agent of:
(i)a certificate of the Secretary or Assistant Secretary of each Loan Party, attaching and certifying copies of such Loan Party’s Organizational Documents and resolutions of its board of directors (or equivalent governing body), authorizing the execution, delivery and performance of this Amendment and certifying the name, title and true signature of each officer of such Loan Party executing this Amendment; and
(ii)certified copies of the articles or certificate of incorporation, certificate of organization or limited partnership, or other registered organizational documents of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of organization of such Loan Party
(c)Opinions of Counsel. Receipt by the Administrative Agent of favorable written opinions of counsel to the Loan Parties addressed to the Administrative Agent, each of the Incremental Revolving Lenders and each of the Incremental Term Loan Lenders regarding, among other things, the binding effect and enforceability of this Amendment and otherwise in form and substance reasonably satisfactory to the Administrative Agent.
(d)Fees and Expenses. All fees required to be paid on the date hereof and all reasonable out- of-pocket expenses required to be paid on the date hereof, to the extent invoiced at least one Business Day prior to the date hereof, shall have been paid.
(e)Officer’s Closing Certificate. Receipt by the Administrative Agent of a certificate, dated as of the Third Incremental Amendment Effective Date and signed by a Responsible Officer certifying on behalf of the Loan Parties that (i) after giving effect to (x) any funding of the initial Borrowing under the Incremental Revolving Commitments on the Third Incremental Amendment Effective Date and (y) the funding of the Incremental Term Loan on the Third Incremental Amendment Effective Date (A) no Default or Event of Default shall have occurred and be continuing, (B) the Loan Parties are in compliance with the financial covenants set forth in Sections 6.1 and 6.2 of the Credit Agreement, on a Pro Forma Basis, recomputed as of the end of the period of the four Fiscal Quarters most recently ended for which the Borrower has delivered financial statements under the Credit Agreement and (C) all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties shall be true and correct in all respects, on and as of the Third Incremental Amendment Effective Date) except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and (ii) each Loan Party is Solvent before and after giving effect to any Borrowing under the Incremental Revolving Commitments on the Third Incremental Amendment Effective Date, the Borrowing of the Incremental Term Loans and the consummation of the other transactions contemplated herein.

For purposes of determining whether the conditions set forth in this Section 5 have been satisfied, by releasing its signature page hereto, each Incremental Revolving Lender and each Incremental Term Loan Lender shall be deemed to have consented to, approved, accepted or be satisfied with each document or other matter required hereunder to be consented to or approved by, or acceptable or satisfactory to, such Incremental Revolving Lender or such Incremental Term Loan Lender, as applicable.

6.Representations and Warranties; No Default. Each Loan Party represents and warrants that after giving effect to this Amendment (a) the representations and warranties made by the Loan Parties in each Loan Document are true and correct in all material respects (other than those representations and warranties that are expressly qualified by a Material Adverse Effect or other materiality, in which case such representations and warranties are true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date, and (b) no Default or Event of Default has occurred and is continuing or would result from the initial Borrowing under the Incremental Revolving Commitments or the Borrowing of the Incremental Term Loan.

7.Reaffirmation of Obligations. Each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Amendment, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge such Loan Party’s obligations under the Loan Documents.

8.Reaffirmation of Security Interests. Each Loan Party (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Amendment shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

9.Loan Document. This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.

10.No Other Changes. Except as modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.

11.Counterparts; Delivery. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of this Amendment by facsimile or other electronic imaging means shall be effective as an original.

12.Governing Law. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with and be governed by the Law (without giving effect to the conflict of law principles thereof except for Sections 5-1401 and 5-1402 of the New York General Obligations Law) of the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Third Incremental Facility Amendment and Third Amendment to Second Amended and Restated Credit Agreement to be duly executed and delivered as of the date first written above.

BORROWER:
MALIBU BOATS, LLC,
a Delaware limited liability company

By: /s/ Wayne Wilson
Name: Wayne Wilson
Title: Chief Financial Officer and Secretary

PARENT:
MALIBU BOATS HOLDINGS, LLC,
a Delaware limited liability company

By: /s/ Wayne Wilson
Name: Wayne Wilson
Title: Chief Financial Officer and Secretary

GUARANTORS:
MALIBU AUSTRALIAN ACQUISITION CORP.,
a Delaware corporation

By: /s/ Wayne Wilson
Name: Wayne Wilson
Title: Chief Financial Officer and Secretary

COBALT BOATS, LLC,
a Delaware limited liability company

By: /s/ Wayne Wilson
Name: Wayne Wilson
Title: Chief Financial Officer and Secretary

PB HOLDCO, LLC,
a Delaware limited liability company

By: /s/ Wayne Wilson
Name: Wayne Wilson
Title: Chief Financial Officer and Secretary

MBG HOLDCO, INC,
a Delaware corporation

By: /s/ Wayne Wilson
Name: Wayne Wilson
Title: Chief Financial Officer and Secretary

[SIGNATURE PAGES CONTINUE]

ADMINISTRATIVE AGENT:
TRUIST BANK, as Administrative Agent

By: /s/ Tesha Winslow
Name: Tesha Winslow
Title: Director

[SIGNATURE PAGES CONTINUE]

LENDERS, INCREMENTAL
REVOLVING LENDERS
AND INCREMENTAL TERM LOAN
LENDERS:
TRUIST BANK, as a Lender, an Incremental Revolving Lender and an Incremental Term Loan Lender

By: /s/ Tesha Winslow
Name: Tesha Winslow
Title: Director

BANK OF AMERICA, N.A., as a Lender, an Incremental Revolving Lender and an Incremental Term Loan Lender

By: /s/ John M. Hall
Name: John M. Hall
Title: Senior Vice President

REGIONS BANK, as a Lender, an Incremental Revolving Lender and an Incremental Term Loan Lender

By: /s/ Brand Hosford
Name: Brand Hosford
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender, an Incremental Revolving Lender and an Incremental Term Loan Lender

By: /s/ Nicole Harrell
Name: Nicole Harrell
Title: Vice President

FIRST HORIZON BANK, as a Lender, an Incremental Revolving Lender and an Incremental Term Loan Lender

By: /s/ Tiffany E. Gardner
Name: Tiffany E. Gardner
Title: Senior Vice President

JP MORGAN CHASE BANK, N.A., as a Lender, an Incremental Revolving Lender and an Incremental Term Loan Lender

By: /s/ Brandon Abney
Name: Brandon Abney
Title: Authorized Officer

[SIGNATURE PAGES CONTINUE]

UNITED COMMUNITY BANK, as a Lender, an Incremental Revolving Lender and an Incremental Term Loan Lender

By: /s/ Jeff Wilson
Name: Jeff Wilson
Title: Vice President